                                                                     EXHIBIT 8.1

    BOSTON                     Latham & Watkins                 NEW YORK
   CHICAGO                     ATTORNEYS AT LAW             NORTHERN VIRGINIA
  FRANKFURT                       www.lw.com                  ORANGE COUNTY
   HAMBURG                                                        PARIS
  HONG KONG                  ____________________               SAN DIEGO
    LONDON                                                    SAN FRANCISCO
 LOS ANGELES                                                  SILICON VALLEY
    MOSCOW                                                       SINGAPORE
  NEW JERSEY                                                       TOKYO
                                                              WASHINGTON, D.C.




                               January 10, 2002


Host Marriott, L.P.
10400 Fernwood Road
Bethesda, Maryland 20817

          Re:  Federal Income Tax Consequences
               -------------------------------

Ladies and Gentlemen:

          We are acting as special counsel to Host Marriott, L.P. (the "Partnership") in connection with the registration statement on Form S-3 (the "Registration Statement") being filed by the Partnership on January __, 2002 with the Securities and Exchange Commission in connection with the offer to exchange all outstanding 9 1/2% Senior H Notes due 2007 of the Partnership (the "Series H Notes") for 9 1/2% Senior I Notes due 2007 of the Partnership (the "Series I Notes").

          In connection with our representation of the Partnership, you have requested our opinion concerning the statements in the Registration Statement under the caption "Certain Federal Tax Considerations." The facts, as we understand them, and upon which with your permission we rely in rendering the opinion herein, are set forth in the Registration Statement.

          We are opining herein as to the effect on the subject transaction only of the federal income tax laws of the United States and we express no opinion with respect to the applicability thereto, or the effect thereon, of other federal laws, the laws of any state or any other jurisdiction or as to any matters of municipal law or the laws of any other local agencies within any state.

          Based on such facts and assumptions and subject to the limitations set forth in the Registration Statement, it is our opinion that the statements in the Registration Statement set forth under the caption "Certain Federal Tax Considerations," insofar as they purport to describe the provisions of specific statutes and regulations referred to therein, are accurate in all material respects.

          No opinion is expressed as to any matter not discussed herein.

________________________________________________________________________________
     555 Eleventh Street, N.W., Suite 1000 . Washington, D.C.  20004-1304
                TELEPHONE: (202) 637-2200 . FAX: (202) 637-2201

LATHAM & WATKINS

  Host Marriott, L.P.
  Page 2

          This opinion is rendered to you as of the date of this letter, and we undertake no obligation to update this opinion subsequent to the date hereof. This opinion is based on various statutory provisions, regulations promulgated thereunder and interpretations thereof by the Internal Revenue Service and the courts having jurisdiction over such matters, all of which are subject to change either prospectively or retroactively. Also, any variation or difference in the facts from those set forth in Registration Statement may affect the conclusions stated herein.

          This opinion is furnished to you, and is for your use in connection with the transactions set forth in the Registration Statement. This opinion may not be relied upon by you for any other purpose, or furnished to, quoted to, or relied upon by any other person, firm or corporation, for any purpose, without our prior written consent. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Registration Statement.


                                 Very truly yours,

                                 /s/ Latham & Watkins